Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95720, 33-51392 and 333-62063) pertaining to The Finish Line, Inc. 1992 Employee Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-84590) pertaining to The Finish Line, Inc. Non-Employee Director Stock Option Plan, the Registration Statements (Form S-8 Nos. 333-100427 and 333-126881) pertaining to The Finish Line, Inc. 2002 Stock Incentive Plan, and the Registration Statement (Form S-8 No. 333-118069) pertaining to The Finish Line, Inc. Employee Stock Purchase Plan of our reports dated May 4, 2006, with respect to the consolidated financial statements of The Finish Line, Inc., The Finish Line, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Finish Line, Inc. included in this Annual Report (Form 10-K) for the year ended February 25, 2006.

/s/    ERNST & YOUNG LLP

Indianapolis, Indiana

May 4, 2006